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                                                                    EXHIBIT 1.1

                                  BARNETT INC.

                         2,000,000 Shares Common Stock*

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   _____, 1997

William Blair & Company, L.L.C.
Alex. Brown & Sons Incorporated
         As Representatives of the
         Several Underwriters Named
         in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

          SECTION 1. INTRODUCTORY. Barnett Inc., a Delaware corporation (the "Company"), has an authorized capital stock consisting of 10,000,000 shares of Preferred Stock, $0.10 par value, of which immediately prior to the closing of the offering of the shares contemplated by this Agreement 1,271,000 shares of Series A Non-Voting Convertible Preferred Stock (the "Series A Preferred Stock") will be outstanding, and 40,000,000 shares of Common Stock, $0.01 par value (the "Common Stock"), of which immediately prior to the closing of the offering of shares contemplated by this Agreement 14,398,000 shares will be outstanding. The Company proposes to issue and sell 500,000 shares of its authorized but unissued Common Stock, and Waxman USA Inc., a Delaware corporation and a stockholder of the Company (the "Selling Stockholder"), which is a direct wholly-owned subsidiary of Waxman Industries, Inc., a Delaware corporation ("Waxman Industries"), proposes to sell 1,500,000 shares of the Company's issued and outstanding Common Stock, to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined (the "Underwriters"), who are acting severally and not jointly. Collectively, such total of 2,000,000 shares of Common Stock proposed to be sold by the Company and the Selling Stockholder are hereinafter referred to as the "Firm Shares." In addition, the Selling Stockholder proposes to grant to the Underwriters an option to purchase up to 150,000 additional shares of Common Stock (the "Option Shares") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

                  You have advised the Company and the Selling Stockholder

----------------------------
     * Plus an option to acquire up to 150,000 additional shares from the Selling Stockholder to cover overallotments.


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that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

                  Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholder, Waxman Industries and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholder, Waxman Industries and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                  The Company, the Selling Stockholder and Waxman Industries hereby confirm their agreements with the Underwriters as follows:

                  SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE SELLING STOCKHOLDER AND WAXMAN INDUSTRIES. The Company, the Selling Stockholder and Waxman Industries, jointly and severally, represent and warrant to the several Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333- ____) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (the "Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

                  Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised


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          prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act (the "Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (the "Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

                  (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the Company, the Selling Stockholder or Waxman Industries makes any representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to


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         do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases properties, has an office, or in which it conducts business and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                (d) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading "Actual" beneath the caption "Capitalization" in the Prospectus and immediately following the purchase of the Firm Shares hereunder, the Company will have an authorized and outstanding capitalization as set forth under the heading "As Adjusted" beneath the caption "Capitalization" in the Prospectus; the issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus; and there is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company, or any security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus. Except as described in the Prospectus, there is outstanding no security or other instrument that by its terms is convertible into or exchangeable for capital stock of the Company.

                  (e) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

                  (f) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company is a party or by which the Company or its property may be bound or affected, except where such breach or contravention would have no effect on the Company, or any order, rule or regulation applicable to the Company of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing

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         Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD"). This Agreement has been duly executed and delivered by the Company.

                  (g) Arthur Andersen LLP, who have expressed their opinion with respect to certain of the financial statements and schedules included in the Registration Statement, are independent accountants as required by the 1933 Act.

                  (h) The financial statements and schedules of the Company included in the Registration Statement present fairly the financial position of the Company as of the respective dates of such financial statements, and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under the captions "Summary Financial and Operating Data" and "Selected Financial Information and Operating Data" presents fairly on the basis stated in the Prospectus, the information set forth therein; and the pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

                  (i) The Company is not in violation of its charter or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts that constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults that, neither singly nor in the aggregate, would not have a material adverse effect on the Company.

                  (j) There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company is or may be a party or of which material property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters that are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.


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                  (k) Except as described in the Prospectus, there are no
         holders of securities of the Company having rights to registration thereof, preemptive rights or rights of first refusal to purchase Common Stock.

                  (l) The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements, including the notes thereto, (or elsewhere in the Prospectus) or which are not material to the Company. The Company holds its leased properties that are material to the Company under valid and binding leases.

                  (m) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (n) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated by the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in its condition (financial or otherwise), business, assets, operations or prospects, nor any change in its capital stock, short-term debt or long-term debt.

                  (o) The Company agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except the future grant to Company officers or employees of options to purchase up to an aggregate of 1,117,000 shares of Common Stock under the Company's 1996 Omnibus Incentive Plan, the Company's 1996 Employee Stock Purchase Plan and the Company's 1996 Stock Option Plan for Non-Employee Directors) for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representatives. The Company has obtained similar agreements from the Selling Stockholder, Waxman Industries and each director and executive officer of the Company with respect to such sales, copies of which have been delivered to you.

                  (p) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                  (q) The Company owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all trademarks, copyrights and other proprietary rights ("Trade Rights") material to the business of the Company, and, except for liens to be released concurrently with the Closing,


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         the Company has not granted any lien or encumbrance on, or granted any right of license(other than in the ordinary course of its business) with respect to, any such Trade Rights. The Company has not received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights that has not been resolved or disposed of, and, to its knowledge, the Company has not infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise), business, assets, operations or prospects of the Company.

                  (r) The conduct of the business of the Company is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise), business, assets, operations or prospects of the Company.

                  (s) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to adversely affect the condition (financial or otherwise), business, assets, operations or prospects of the Company.

                  (t) The Shares have been authorized for trading on the Nasdaq National Market.

                  (u) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (v) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and that it is not doing business with the government of Cuba or with any person or affiliate located in Cuba. The Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  SECTION 3.          REPRESENTATIONS, WARRANTIES AND COVENANTS


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OF THE SELLING STOCKHOLDER AND WAXMAN INDUSTRIES.

                  (a) The Selling Stockholder and Waxman Industries, jointly and severally, represent and warrant to, and agree with, the Underwriters that:

                           (i) The Selling Stockholder has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business; the Selling Stockholder is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases properties, has an office, or in which it conducts business and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Selling Stockholder; and no proceeding of which the Selling Stockholder has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                           (ii) The making and performance by the Selling
                  Stockholder of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Selling Stockholder's charter or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or its property may be bound or affected, except where such breach or contravention would have no effect on the Selling Stockholder, or any order, rule or regulation applicable to the Selling Stockholder of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Selling Stockholder or any of its properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Selling Stockholder was or is now a party or by which it is bound. This Agreement has been duly executed and delivered by the Selling Stockholder.

                           (iii) The Selling Stockholder has, and on the First
                  Closing Date or the Second Closing Date hereinafter defined, as the case may be, will have, valid marketable title to the Shares proposed to be sold by the Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens,

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                  encumbrances, equities, claims and community property
                  rights whatsoever.

                           (iv) The Selling Stockholder has not taken and will
                  not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                           (v) The Selling Stockholder agrees with the
                  Underwriters not to sell, contract to sell or otherwise dispose of any Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representatives.

                  (b) Waxman Industries represents and warrants to, and agrees with, the Underwriters that:

                           (i) Waxman Industries has been duly incorporated and
                  is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business; Waxman Industries is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases properties, has an office, or in which it conducts business and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon Waxman Industries; and no proceeding of which Waxman Industries has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                           (ii) The making and performance by Waxman Industries
                  of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of Waxman Industries' charter or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which Waxman Industries is a party or by which Waxman Industries or its property may be bound or affected, except where such breach or contravention would have no effect on Waxman Industries, or any order, rule or regulation applicable to Waxman Industries of any court or regulatory body, administrative agency or other governmental body having jurisdiction over Waxman Industries or any of its properties, or any order of any court or governmental agency or authority entered in any proceeding to which Waxman Industries was or is now a party or by which it is bound. This Agreement has been duly executed and delivered by Waxman Industries.

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                           (iii) Waxman Industries agrees with the Underwriters
                  not to sell, contract to sell or otherwise dispose of any Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representatives.

         In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

                  SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholder that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

                  SECTION 5. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholder, respectively, 500,000 Firm Shares from the Company and 1,500,000 Firm Shares from the Selling Stockholder at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to the number of Firm Shares to be sold by the Company, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to the Selling Stockholder shall be to purchase from the Selling Stockholder that number of full shares which (as nearly as practicable, as determined by you) bears to the number of Firm Shares to be sold by the Selling Stockholder, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

                  At 9:00 A.M., Chicago time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12), following the date the Registration Statement becomes


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



effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company and the Selling Stockholder will deliver to you at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York, or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by Federal or other funds immediately available to an account or accounts designated by the Company and the Selling Stockholder, respectively. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Selling Stockholder prior to 10:00 A.M., Chicago Time, on the second full business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the first full business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of Shereff, Friedman, Hoffman & Goodman, LLP.

                  In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 150,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the public offering upon notice by you to the Selling Stockholder setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Selling Stockholder pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

                  You have advised the Company and the Selling Stockholder that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to give receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

                  SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                  (a) The Company will advise you and the Selling Stockholder promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholder promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

                  (b) The Company will give you and the Selling Stockholder notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholder with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object in writing.

                  (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the

         Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York City on the business day immediately succeeding the date of the Pricing Agreement.

                  (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b), to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
         Section 10(a)(3) of the 1933 Act.

                  (e) The Company will not, prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

                  (f) The Company will not acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, except in either case as contemplated by the Prospectus.

                  (g) As soon as practicable, but in any event not later than November 15, 1998, the Company will make generally available to its security holders and the Representatives an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933

         Act and Rule 158 under the 1933 Act.

                  (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to the Representatives and counsel for the Underwriters at its expense, subject to the provisions of subsection (d) hereof, signed copies of the Registration Statement (including exhibits thereto), and to each Underwriter copies of the Registration Statement (without exhibits thereto) and the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

                  (i) The Company will cooperate with the Underwriters in qualifying the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

                  (j) During the period of two years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each periodic report filed by the Company with the Commission pursuant to the Exchange Act; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to its stockholders.

                  (k) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

                  (l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

                  (m) The Company will use its best efforts to maintain the designation of the Shares to be sold hereunder on the

          Nasdaq National Market, unless the Company's board of directors determines otherwise. The Company will pay the fee of the NASD in connection with the review of the offering.

                   (n) The Company will promptly deliver to the Representatives copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act.

                  (o) Prior to the First Closing Date, the Company will issue no press release or other public communication directly or indirectly and hold no press conference with respect to the Company or with respect to the financial condition, results of operations, business, properties, assets or liabilities of any of them, or the offering of the Shares, without your prior written consent, which consent shall not be unreasonably withheld.

                  SECTION 7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company, the Selling Stockholder and Waxman Industries, jointly and severally, agree to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including, without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and any blue sky memorandum, (ii) all costs, fees and expenses (including legal fees not to exceed $5,000 and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

                  The provisions of this Section 7 shall not affect any agreement which the Company, the Selling Stockholder and Waxman Industries may make for the allocation or sharing of such expenses and costs.

                  SECTION 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company, the Selling Stockholder and Waxman Industries herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company, the Selling Stockholder and Waxman Industries made pursuant to the provisions hereof, to the performance by the Company, the Selling Stockholder and Waxman Industries of their respective obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholder, Waxman Industries or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

                  (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives.

                  (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

                  (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

                  (e) Subsequent to the execution and delivery of this

         Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

                  (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

                           (i) An opinion of Shereff, Friedman, Hoffman &
                  Goodman, LLP, counsel for the Company, the Selling Stockholder and Waxman Industries, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1)   the Company has been duly incorporated
                           and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and, based solely upon a review of good standing certificates of the appropriate state officials, the Company is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction that has been certified by an officer of the Company as a state where the Company owns or leases property or where the conduct of its business requires such qualification;

                                    (2)   the authorized capital stock of the
                           Company conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

                                    (3)   the issued and outstanding capital
                           stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and free of statutory preemptive rights;

                                    (4)   the certificates for the Shares to be
                           sold hereunder by the Company are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and, to our knowledge, will be free of any pledge, lien, encumbrance, claim or right of first refusal; the Shares to be sold hereunder have been duly and validly authorized and qualified for trading on the

                           Nasdaq National Market, subject to notice of listing of additional shares;

                                    (5)    counsel has been orally advised by a
                           member of the staff of the Commission that the Registration Statement has become effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to our knowledge, are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no view) comply as to form in all material respects with the requirements of the 1933 Act; such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                                    (6)    this Agreement and the Pricing
                           Agreement and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, order, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Shares to be sold by the Company pursuant to this Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the NASD);

                                    (7)    to the best of such counsel's
                           knowledge, the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound or affected, where such breach or default would have a material adverse effect on the condition (financial or otherwise), business, assets or operations of the Company;

                                    (8)    the execution, delivery and
                           performance of this Agreement and the issue or sale of the Firm Shares will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or by which its property may be bound and which contravention or default would have a material adverse effect on the condition (financial or otherwise), business, assets or operations of the Company; or violate any of the provisions of the charter or bylaws of the Company or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company;

                                    (9)    the descriptions in the Registration
                           Statement under the headings "Management --
                           Compensation Plans," "Relationship between the Company and Waxman Industries," "Description of Capital Stock" and "Shares Eligible for Future Sale," insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly present, in all material respects, the information called for with respect to such documents and matters;

                                    (10)   except as disclosed in the Prospectus
                           and to our knowledge, no person has the right, contractual or otherwise, to cause the Company to issue, or register pursuant to the 1933 Act, any shares of capital stock of the Company, or any security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, upon the issue and sale of the Shares to be sold by the Company and the Selling Stockholder to the Underwriters pursuant to this Agreement, nor does any person have rights of first refusal, or other rights to purchase any capital stock of the Company, or any security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company;

                                    (11)   the Company is not an "investment
                           company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act;

                                    (12)    the Selling Stockholder has been
                           duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business; and, based solely upon a review of good standing certificates of the appropriate state officials, the Selling Stockholder is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction that has been certified by an officer of the Selling Stockholder as a state where the Selling Stockholder owns or leases property or where the conduct of its business requires such qualification;

                                    (13)    this Agreement and the Pricing
                           Agreement and the performance of the Selling
                           Stockholder's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Selling Stockholder, and are legal, valid and binding agreements of the Selling Stockholder, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, order, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Shares to be sold by the Selling Stockholder pursuant to this Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the NASD);

                                    (14)    the execution, delivery and
                           performance of this Agreement and the issue or sale of the Firm Shares will not contravene any of the provisions of, or result in a default under, any material agreement franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Selling Stockholder or by which its property may be bound and which contravention or default would have a material adverse effect on the condition (financial or otherwise), business, assets or operations of the Selling Stockholder; or violate any of the provisions of the charter or bylaws of the Selling Stockholder or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Selling Stockholder;

                                    (15)    the Selling Stockholder is the sole
                           record holder of the Shares to be sold by it under this Agreement and, to such counsel's knowledge, possesses full right, power and authority to sell, assign, transfer and deliver such Shares hereunder. Immediately prior to the consummation of the transactions described in this Agreement, the Selling Stockholder was the sole registered owner of the Shares to be sold hereunder by it. Upon registration of such Shares in the Underwriters' name(s) in the stock records of the Company and assuming the Underwriters have purchased such Shares in good faith and without notice of any adverse claim, the Underwriters will have acquired good and marketable title to such Shares;

                                    (16)    Waxman Industries has been duly
                           incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business; and Waxman Industries has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in the State of Ohio;

                                    (17)     this Agreement and the Pricing
                           Agreement and the performance of Waxman Industries' obligations hereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of Waxman Industries, and are legal, valid and binding agreements of Waxman Industries, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, order, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the consummation by Waxman Industries of any of the transactions contemplated by this Agreement; and

                                    (18)     the execution, delivery and
                           performance of this Agreement will not contravene any of the provisions of, or result in a default under, any material agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of Waxman Industries or by which its property may be bound and which contravention or default would have a material adverse effect on the condition (financial or otherwise), business, assets or operations of Waxman Industries; or violate any of the provisions of the charter or bylaws of Waxman Industries or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over Waxman Industries.

                           In rendering such opinion, such counsel may state
                  that they are relying upon the certificate of American Stock Transfer & Trust Company, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (5) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company, the Selling Stockholder or Waxman

                  Industries and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.

                          (ii) Such opinion or opinions of Winston & Strawn,
                  counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

                           (iii) A certificate of the Chief Executive Officer
                  and the Chief Financial Officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) the representations and warranties of
                           the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                                    (2) the Commission has not issued an order
                           preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for that purpose have been instituted or, to the best knowledge of the respective signers, are pending or contemplated under the 1933 Act; and

                                    (3) subsequent to the date of the most
                           recent financial statements included in the Registration Statement and the Prospectus (exclusive of any supplement thereto), and except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto), (A) the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and (B) there has not been any material adverse change in the condition (financial or otherwise), business, assets, operations or prospects of the Company, or any change in the capital stock or short-term indebtedness for borrowed money or long-term debt of the Company.

                           The delivery of the certificate provided for in this
                  subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2) and (3) of this subparagraph to be set forth in said certificate.

                           (iv) A certificate of the Chief Executive Officer and
                  Vice President-Finance of the Selling Stockholder dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of the Selling Stockholder set forth in Sections 2 and 3(a) of this Agreement are true and correct as of such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of the Selling Stockholder to be performed or satisfied at or prior to such date.

                           (v) A certificate of the Chief Executive Officer and
                  Vice President-Finance of Waxman Industries dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of Waxman Industries set forth in Sections 2, 3(a) and 3(b) of this Agreement are true and correct as of such date and Waxman Industries has complied with all the agreements and satisfied all the conditions on the part of Waxman Industries to be performed or satisfied at or prior to such date.

                           (vi) At the time the Pricing Agreement is executed
                  and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Arthur Andersen LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule B. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

                           (vii) At the time the Pricing Agreement is executed,
                  there shall be delivered to you a letter substantially in the form of Exhibit B hereto from each director and executive officer of the Company, in which each such person agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock for a period of 180 days after the date of such letter without the prior written consent of the Representatives.

                           (viii) Payment for all legal fees and disbursements
                  of counsel for the Underwriters pursuant to and in accordance with clause (ii) of Section 7 hereof.

                           (ix) Such further information, certificates and
                    documents as you may reasonably request.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

                  If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company, the Selling Stockholder and Waxman Industries without liability on the part of any Underwriter or the Company, the Selling Stockholder or Waxman Industries, except for the expenses to be paid or reimbursed pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

                SECTION 9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company, the Selling Stockholder or Waxman Industries to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company, the Selling Stockholder and Waxman Industries, jointly and severally, agree to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9, Section 7 and Section 11 shall at all times be effective and shall apply.

                  The provisions of this Section 9 shall not affect any agreement which the Company, the Selling Stockholder and Waxman Industries may make for the allocation or sharing of such reimbursement expenses.

                  SECTION 10. EFFECTIVENESS OF REGISTRATION STATEMENT. You, the Company, the Selling Stockholder and Waxman Industries will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

                  SECTION 11. INDEMNIFICATION. (a) The Company, the Selling Stockholder and Waxman Industries, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, the Selling Stockholder and/or Waxman Industries, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action or pursuing its rights to indemnification provided by this Section 11; provided, however, that none of the Company, the Selling Stockholder or Waxman Industries will be liable in any such case, and the foregoing indemnity shall not apply, to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares that are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 11(a), the Company, the Selling Stockholder and Waxman Industries agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's, the Selling Stockholder's and Waxman Industries' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability that the Company, the Selling Stockholder and Waxman Industries may otherwise have.

                  (b) Each Underwriter will severally indemnify and hold harmless the Company, the Selling Stockholder, Waxman Industries, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company, the Selling Stockholder or Waxman Industries within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, the Selling Stockholder, Waxman Industries, or any such director, officer or controlling person, may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, the Selling Stockholder, Waxman Industries, or any such director, officer or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company, the Selling Stockholder and Waxman Industries on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company, the Selling Stockholder and Waxman Industries for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.
                  (d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraph (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company, the Selling Stockholder, Waxman Industries and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, the Selling Stockholder, Waxman Industries and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholder, Waxman Industries and the Underwriters shall be deemed to be in the same proportion in the case of the Company, the Selling Stockholder and Waxman Industries, as the total price paid to the Company and the Selling Stockholder for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholder and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company, the Selling Stockholder, Waxman Industries and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholder, Waxman Industries or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.


                  The Company, the Selling Stockholder, Waxman Industries and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discount applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

                  (e) The provisions of this Section 11 shall survive any termination of this Agreement.

                  SECTION 12. DEFAULT OF UNDERWRITERS. It shall be a condition to the agreement and obligation of the Company and the Selling Stockholder to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date or the Second Closing Date, as the case may be, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date or the Second Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company and the Selling Stockholder for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, the Selling Stockholder or Waxman Industries, except for the expenses to be paid pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

                  In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives, the Company or the Selling Stockholder shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  SECTION 13. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company, the Selling Stockholder and Waxman Industries or by release of any Shares for sale to the public. For the purposes of this Section 13, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

                  SECTION 14. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                  (a) This Agreement may be terminated by the Company by notice to you, the Selling Stockholder and Waxman Industries or by you by notice to the Company, the Selling Stockholder and Waxman Industries at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company, the Selling Stockholder or Waxman Industries to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company, the Selling Stockholder or Waxman Industries.

                  (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company, the Selling Stockholder or Waxman Industries or on the part of the Company to any Underwriter, the Selling Stockholder or Waxman Industries (except for expenses to be paid or reimbursed pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

                  SECTION 15. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and Waxman Industries, of any of their respective officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Selling Stockholder or Waxman Industries, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

                  SECTION 16. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telecopied and confirmed to you, c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606,

Fax (312) 368-9418, with a copy to Robert F. Wall, Esq., Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, Fax (312) 558-5700; if sent to the Company will be mailed, delivered or telecopied and confirmed to Barnett Inc., 3333 Lenox Avenue, Jacksonville, Florida 32254, Attention: William R. Pray, President and Chief Executive Officer, Fax (904) 388-4566, with a copy to Scott M. Zimmerman, Esq., Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022, Fax (212) 308- 4519; and if sent to the Selling Stockholder or Waxman Industries will be mailed, delivered or telecopied and confirmed to c/o Waxman Industries, 24460 Aurora Road, Bedford Heights, Ohio 44146, Attention: Chief Executive Officer, Fax (216) 439-8678, with a copy to Scott M. Zimmerman, Esq., Shereff, Friedman,
Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022, Fax
(212) 308-4519.

                  SECTION 17. SUCCESSORS. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in
Section 11, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

                  SECTION 18. REPRESENTATION OF UNDERWRITERS. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

                  SECTION 19. PARTIAL UNENFORCEABILITy. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

                  SECTION 20. APPLICABLE LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to principles of conflicts of laws.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder, Waxman Industries and the several Underwriters including you, all in accordance with its terms.

                                                     Very truly yours,

                                                     BARNETT INC.,
                                                     a Delaware corporation

                                                     By:
                                                        -----------------------
                                                         Name: ________________
                                                         Title:________________

                                                     WAXMAN USA INC.,
                                                     a Delaware corporation

                                                     By:
                                                        -----------------------
                                                         Name: _______________
                                                         Title:_______________

                                                     WAXMAN INDUSTRIES, INC.,
                                                     a Delaware corporation

                                                     By:
                                                       ------------------------
                                                        Name:________________
                                                        Title:_______________

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written:

WILLIAM BLAIR & COMPANY, L.L.C.
ALEX. BROWN & SONS INCORPORATED

Acting as Representatives of the
several Underwriters named in
Schedule A.

By:  William Blair & Company, L.L.C.

         By:
            ------------------------
                  Partner

                                                                 EXHIBIT A
                                                                 ---------

                                  BARNETT INC.

                         2,000,000 Shares Common Stock*

                                PRICING AGREEMENT
                                -----------------

                                  ______, 1997

William Blair & Company, L.L.C.
Alex. Brown & Sons Incorporated
  As Representatives of the
  Several Underwriters
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

           Reference is made to the Underwriting Agreement dated ______, 1997 (the "Underwriting Agreement") by and among Barnett Inc, a Delaware corporation (the "Company"), Waxman USA Inc., a Delaware corporation (the "Selling Stockholder"), Waxman Industries, Inc., a Delaware corporation ("Waxman Industries"), and you, as representatives (the "Representatives") of a group of Underwriters named therein (the "Underwriters"), relating to the sale by the Company and the Selling Stockholder and the purchase by the Underwriters of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

                  Pursuant to Section 5 of the Underwriting Agreement, the Company, the Selling Stockholder and Waxman Industries agree with the Representatives as follows:

                  1. The public offering price per share for the Shares shall be $_____.

                  2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $_____, being an amount equal to the public offering price set forth above less $_____ per share.


--------
     * Plus an option to acquire up to 150,000 additional shares from the Selling Stockholder to cover overallotments.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder, Waxman Industries and the several Underwriters, including you, all in accordance with its terms.

                                                     Very truly yours,

                                                     BARNETT INC.,
                                                     a Delaware corporation

                                                     By:
                                                        -----------------------
                                                        Name:__________________
                                                        Title:_________________

                                                     WAXMAN USA INC.,
                                                     a Delaware corporation

                                                     By:
                                                        -----------------------
                                                        Name:__________________
                                                        Title:_________________

                                                     WAXMAN INDUSTRIES, INC.,
                                                     a Delaware corporation

                                                     By:
                                                        -----------------------
                                                        Name:__________________
                                                        Title:_________________

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written:

WILLIAM BLAIR & COMPANY, L.L.C.
ALEX. BROWN & SONS INCORPORATED

Acting as Representatives of the
several Underwriters named in
Schedule A to the Underwriting Agreement.

By:  William Blair & Company, L.L.C.

     By:
        --------------------------
        Partner

                                                                      EXHIBIT B
                                                                      ---------

[Letterhead of each director and executive officer of Barnett Inc.]

                                  Barnett Inc.
                         Public Offering of Common Stock

                                                              _______ __, 1997

William Blair & Company, L.L.C.
Alex. Brown & Sons Incorporated
  As Representatives of the
  Several Underwriters
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") by and among Barnett Inc, a Delaware corporation (the "Company"), Waxman USA Inc., a Delaware corporation, Waxman Industries, Inc., a Delaware corporation, and you, as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each capitalized term used, but not otherwise defined, herein shall have the meaning ascribed to such term in the Underwriting Agreement.

         In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned agrees that he, she or it, as the case may be, will not during the period of 180 days following the date of the Prospectus issued pursuant to this offering, without the prior written consent of William Blair & Company, L.L.C., on behalf of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any shares of Common Stock beneficially owned by such person, or any securities convertible into, or exchangeable for, shares of Common Stock, other than shares of Common Stock disposed of as bona fide gifts; provided, however, that any shares of Common Stock sold, converted, disposed of or otherwise transferred pursuant to this letter shall be subject to the same 180 day restriction set forth in this letter and prior to such transfer the transferor thereof shall deliver to the Representatives the written acknowledgment of the transferee that it has received such shares of Common Stock subject to such restrictions.

         If for any reason the Underwriting Agreement shall be terminated prior to the First Closing Date, the agreement set forth above shall likewise be terminated.

                                                Very truly yours,

                                                [Signature of each director and
                                                executive officer of Barnett
                                                Inc.]

                                                [Name and address of each
                                                director and executive officer
                                                of Barnett Inc.]

                                                                    SCHEDULE A
                                                                    ----------

                                                                    Number of
                                                                    Firm Shares
                                                                       to be
                                                                    Purchased
                                                                    ---------

Underwriter
-----------


William Blair & Company, L.L.C.....................                  _________
Alex. Brown & Sons Incorporated....................                  _________
                                                                     _________



                                                                     ----------
                     Total .........................                  2,000,000

                                                                     SCHEDULE B
                                                                     ----------

                      Comfort Letter of Arthur Andersen LLP

                  (1) They are independent public accountants with respect to the Company within the meaning of the 1933 Act and the answer to Item 10 of the Registration Statement, insofar as it relates to them, is correct.

                  (2) In their opinion the financial statements and schedules of Barnett Inc. included in the Registration Statement and the financial statements of the Company from which the information presented under the captions "Summary Financial and Operating Data" and "Selected Financial Information and Operating Data" has been derived, which are stated therein to have been examined by them, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

                  (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company responsible for financial and accounting matters as to transactions and events subsequent to June 30, 1996, a reading of minutes of meetings of the stockholders and directors of the Company since June 30, 1996, a reading of the latest available interim unaudited financial statements of the Company (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, and (ii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company or any decrease in net current assets or stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in net sales, income before income taxes or in the total or per share amounts of net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

                  (4) On the basis of reading the unaudited pro forma financial statement data included in the Registration Statement and the Prospectus, carrying out specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statement data, nothing came to their attention that caused them to believe that the pro forma financial statement data does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  (5) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company.